VALUE HOLDINGS, INC.

                         Notice of Annual Meeting
                        To Be Held November 27, 2000

     Notice is hereby given that the Annual Meeting of Stockholders of Value Holdings, Inc., a Florida corporation (the Company ), will be held at the Beach House Hotel, 9449 Collins Avenue,
Surfside, Florida 33154 on November 27, 2000 at 9:30 a.m.

     In accordance with the Company s bylaws the Board of Directors have fixed October 31, 2000 as the record date for the determination of the holders of the Company's stock entitled to notice of the Annual Meeting.

     The Company is not actively soliciting proxies, therefore no proxy card accompanies this notice.


                              By Order of the Board of Directors



                              By: /s/ Robert Ziner
                                   Robert Ziner
                                   President/CEO

               Information Statement Pursuant to Section 14(c)
                  of the Securities Exchange Act of 1934
                               ( Amendment No. )


                           Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))

[X] Definitive Information Statement

                             Value Holdings, Inc.
-----------------------------------------------------------------
              (Name of Registrant As Specified In Charter)

-----------------------------------------------------------------

          Payment of Filing Fee (Check the appropriate box):

                           [X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

3)Filing Party:

4)Date Filed:




Introduction

     This Information Statement is furnished by the Board of Directors of Value Holdings, Inc. (the Company ) in connection with the election of Directors and the ratification of the reappointment of our auditors. This information statement is being sent on or before the close of business on November 7, 2000, to stockholders of record as of October 31, 2000.


We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy


OUTSTANDING SECURITIES AND VOTING RIGHTS

     As of the Record Date, there were issued and outstanding 159,445,730 shares of the Company s Common Stock, $.0001 par value (the Common Stock or the Voting Securities ), for the purpose of determining stockholders entitled to receive this Information Statement.


     Each holder of Voting Securities is entitled to one vote for each share of Voting Securities in his or her name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders. The election of directors is uncontested and therefore the Company is not soliciting proxies from stockholders.



ELECTION OF DIRECTORS

     The Company currently has five directors who serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

     Each of the nominees is already serving as directors of the corporation. Each is uncontested for re-election and has consented to serve as a director. The following are the Directors of the
Company:

Robert Ziner was named President and a director of the Company in February 1999. Prior to that time Mr. Ziner was an executive with John Ziner Lumber Limited, a predecessor company.

Alison Rosenberg Cohen is a director and secretary of the Company. She was previously named President of the Company in September 1991 and had served in such capacity until May 1995 when she stepped down to become Vice President of Marketing and Anthony Pallante became president of the Company. On December 3, 1996, upon Mr. Pallante s resignation as president of the Company, Ms. Cohen was elected as interim president. She stepped down to become Secretary of the Company when Mr. Ziner was named President in February 1999. She was elected a Director of the Company in June 1990. From 1988-1991 Ms. Cohen held various positions with the Company and with its predecessor, Seashells, Inc. Ms. Cohen graduated from the University of Miami in 1988 with a B.S. in advertising and marketing.

Dr. John Balatinecz is a Emeritus Professor of wood science and forest products and a member of the faculty at the University of Toronto. He holds a Ph.D. in wood science from the University of Toronto. Dr. Balatinecz has written more than 100 papers and is the holder of two patents dealing with the production of recycle composition paper flakeboard.. He was previously a member of the board of directors of Green Forest Lumber Corporation. He was first appointed to the Board of Directors of the Company in January 2000.

David Stone is an attorney practicing in Toronto in the areas of commercial litigation and corporate law. He is a member of the Ontario Bar and received his law degree from the University of Victoria. Mr. Stone is also an honors graduate of the Canadian Securities Institute. Mr. Stone is the brother-in- law of Value Holding s president Robert Ziner. Mr. Stone was first appointed to the Board of Directors of the Company in January 2000.

Tom P. Hazell is president of the Hazell Underwriting Group, an insurance firm in Midland, Ontario. A graduate of Waterloo College, Mr. Hazell has more than 35 years of business experience. Mr. Hazell is involved with a number of insurance industry groups and is the president of the Huronia Estate Planning Council and the past president of the Institute of Chartered Life Underwriters & Chartered Financial Consultants of Canada. He was first appointed to the Board of Directors of the Company in January 2000.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors meets during the fiscal year to review significant developments affecting the Company and to act on Matters requiring Board approval. The Board maintains an audit committee which works with the Company's independent accountants. The Company does not compensate Directors for service on the Board of Directors. The Company did not grant any stock options to any of the Company's Directors during the fiscal year ended October 31, 1999.


RATIFICATION OF AUDITORS

     The Board of Directors have approved the firm of Berkovits, Lago & Co., LLP of Fort Lauderdale, Florida to act as the Company's auditor for the purpose of auditing the Company's financial statements for the fiscal year ended October 31, 2000. Berkovits, Lago has audited the Company's financial statements in previous years. It is not expected that a representative of Berkovits, Lago will be present at the Annual Meeting.




DIRECTORS AND EXECUTIVE OFFICERS

The following are the current officers and directors of the Company as of October 31, 2000:

Name                               Positions

Robert Ziner                       President, CEO, Director

Ida Ovies                          Chief Financial Officer

Alison Rosenberg Cohen   (1)       Secretary, Director

John J. Balatinecz (2)             Director

David Stone    (2)                 Director

Tom P. Hazel (2)                   Director
(1) Mssrs. Balatinecz, Stone and Hazel were appointed to the Board of Directors on January 12, 2000.

(2) Mrs. Cohen is the daughter of Leonard Rosenberg, the former president of the Company and currently a consultant to the Company.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

During the fiscal year ended October 31, 1999, Robert Ziner was the only executive officer who received compensation in the form of salary and/or bonus in excess of $100,000. The following table sets forth certain information with respect to compensation for services paid by the Company for the past three fiscal years to or on behalf of the Company s executive officers who were executive officers at October 31, 1999.

No bonuses or options were awarded to any officer or director during the fiscal year. No director received or was entitled to receive any compensation.


                      Summary Compensation Table
                      --------------------------

Name and Principal      Fiscal
  Position              Year-                    Other Annual
                         End       Salary        Compensation
-------------------     ------     ------        ------------
Robert Ziner,          10/31/99  $175,000 (5)    $15,200 (5)
President, CEO (1)(2)

Lyon Wexler            10/31/99   $72,435 (5)   $ 1,299  (5)
Chief Operating
Officer (3)(4)

Alison Rosenberg      10/31/99    $ 22,000
Cohen, Secretary      10/31/98    $ 38,675
                      10/31/97    $ 17,000

Ida Ovies, Chief      10/31/99    $ 16,175
Financial Officer     10/31/98    $ 18,200
                      10/31/97    $ 10,300

(1) The compensation stated in the table is paid to Integrated Directions, an Ontario corporation of which Mr. Ziner is a beneficial owner.
(2) Mr. Ziner is also the president of Network Forest Products, the Company s wholly owned subsidiary.
(3) The compensation stated in the table is paid to King Capital, an Ontario corporation of which Mr. Wexler is a beneficial owner.
(4) Mr. Wexler is the Chief Operating Officer of Network Forest Products and not of the Company.
(5) These figures are in Canadian Dollars.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company entered into a Preferred Stock Purchase Agreement dated as of December 30, 1993 with Holograph Investment Inc, (Holograph) an unaffiliated party. Pursuant to the Preferred Stock Purchase Agreement, which was subject to certain amendments to the Company s Articles of Incorporation to authorize the issuance of shares of Preferred Stock, the Company agreed to issue and sell to Holograph, and Holograph agreed to purchase from the Company, 750,000 shares of newly created series of Preferred Stock, for a purchase price of $750,000.

A proposal to amend the Company s Articles of Incorporation was approved by the shareholders at the 1994 Annual Meeting of Shareholders. As a result, the Board of Directors created a series of Preferred Stock, consisting of 750,000 shares, known as Series
A Preferred Stock and issued all of such shares of Series A Preferred Stock to Holograph. The Series A Preferred Stock does not have any voting rights, except as may be otherwise required by law. A dividend of $.025 per share will be paid on the Series A Preferred Stock on a quarterly basis. Each share of Series A Preferred Stock has a preference on liquidation of the Company of $.25 per share.

Commencing one year after the date of issuance of the Series A Preferred Stock, the Company may, at its option, call at any time and from time to time for redemption of any or all of the outstanding shares of Series A Preferred Stock at a redemption price of $1.00 per share plus any accrued but unpaid dividends thereon. Commencing one year after the date of issuance of the Series A Preferred Stock, each and every outstanding share of Series A Preferred Stock may, at the option of the holder thereof, be converted into two and two-thirds shares of Common Stock.

On January 15, 1996, the Company entered into a Consulting Agreement with Leonard Rosenberg, the father of Alison Rosenberg Cohen, Secretary of the Company. Under the terms of the Consulting Agreement, Mr. Rosenberg is to provide advice to the Company with respect to management, marketing, strategic planning, corporate organization and structure and financial matters in connection with the operations of the businesses in which the Company is engaged. In return, the Company issued to Mr. Rosenberg 1,500,000 shares of the Company s Common Stock and registered these shares for sale under the Securities Act of 1933.

During fiscal 1999, 12,650,971 shares of Common Stock were issued in connection with conversions of certain debts owed by the Company. One such debt was in the amount of $29,122 owed to Liberty Consulting Ltd. ( Liberty ), a shareholder of the Company. In connection with the conversion of such debt, the Company issued Liberty 832,057 shares of Common Stock. A debt of $218,000 representing unpaid dividends owed to Holograph Investment Corp. (see above) was converted to 6,228,571 shares of Common Stock. Additionally, a debt of $195,662 representing accrued consulting fees owed to Gemini Integrated Financial Services Corp. ( Gemini ) was converted into 5,590,343 shares of Common Stock.

Renee Rosenberg and Jonathan Leinwand are affiliates of Gemini. Mrs. Rosenberg is the mother of Alison Cohen, secretary of the Company, and Mr. Leinwand is Mrs. Cohen s brother-in-law. Mr. Leinwand also acts as legal counsel to the Company. All three conversions were made on April 30, 1999.

Network leases its buildings and approximately 14 acres of land. Ten acres and the buildings are leased from an affiliated company partially owned by one of the shareholders. Four acres are leased from a third party. The lease is for a term of five years at a cost of $21,400 (Canadian Dollars) per month.